UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2019
FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
920 Memorial City Way, Suite 1000
Houston, Texas 77024
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (281) 949-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Forum Energy Technologies, Inc. (the “Company”) is filing this Current Report on Form 8-K to recast certain previously reported amounts to conform with the segment reporting changes made in connection with the realignment of our organization structure, with respect to the financial information contained in our Annual Report on Form 10-K for the year ended December 31, 2018 (“2018 Form 10-K”).
In the first quarter 2019, we changed our reportable segments in order to align with business activity drivers and the manner in which management reviews and evaluates operating performance. Forum now operates in the following three reportable segments: Drilling & Downhole, Completions and Production. This move better aligns with the key phases of the well cycle and provides improved operating efficiencies. Historically, we operated in three reportable segments: Drilling & Subsea, Completions, and Production & Infrastructure. We have moved the Downhole product line from Completions to Drilling & Subsea to form the new Drilling & Downhole segment. Completions retains the Stimulation & Intervention and Coiled Tubing product lines. Finally, we renamed Production & Infrastructure as the Production segment. We provided a brief description of the new reporting structure in a press release issued on April 25, 2019, including a comprehensive summary of the effects of these changes, and the impact on the Company’s historical segment results for fiscal years 2018.
The rules of the Securities and Exchange Commission require that when a registrant prepares, on or after the date a registrant reports an accounting change such as the change noted above, a new registration, proxy or information statement (or amends a previously filed registration, proxy, or information statement) that includes or incorporates by reference financial statements, the registrant must recast the prior period financial statements included or incorporated by reference in the registration, proxy or information statement to reflect these types of changes. Accordingly, the Company is filing this Form 8-K to recast our consolidated financial statements for each of the three years in the period ended December 31, 2018, to reflect the changes in segment reporting as described above. The updates do not represent a restatement of previously issued financial statements. The recast information of Items contained in the Company’s 2018 Form 10-K is presented in Exhibit 99.1 to this Form 8-K.
This Form 8-K does not reflect events occurring after we filed our 2018 Form 10-K and does not modify or update the disclosures therein in any way, other than to illustrate the change of reporting segments as described above. For developments subsequent to the filing of the 2018 Form 10-K, refer to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. In the future, references to the Company’s historical financial information are expected to reflect the segment changes described above.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Exhibit Title or Description
23.1	Consent of Independent Registered Public Accounting Firm
99.1
Updates, where applicable, to Forum Energy Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on February 28, 2019

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Label Linkbase

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2019	FORUM ENERGY TECHNOLOGIES, INC.
/s/ John C. Ivascu
John C. Ivascu
Senior Vice President, General Counsel and Secretary